UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 22, 2007

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 22, 2007, the Compensation Committee of the Board of Directors of Asbury Automotive Group, Inc. (the “Company”) approved a grant of 199,000 performance share units (the “Performance Awards”) to certain key employees of the Company, including Performance Awards to the following executive officers:

Name	Title	Target Number of Performance Share Units
Charles R. Oglesby	Senior Vice President and Chief Operating Officer	30,000
J. Gordon Smith	Senior Vice President and Chief Financial Officer	20,000
Lynne A. Burgess	Vice President, General Counsel and Secretary	15,000
Philip R. Johnson	Vice President, Human Resources	10,000

The Performance Awards were granted pursuant to the Company’s 2002 Equity Incentive Plan, as amended (the “Plan”), a copy of which was attached as Appendix C to the Company’s proxy statement dated April 28, 2004, filed with the Securities and Exchange Commission on April 29, 2004.  Each grant of Performance Awards is evidenced by an agreement entered into as of February 22, 2007 between the Company and the award recipient.  A copy of the form of Performance Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Each Performance Award provides an opportunity for the award recipient to receive a number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), based on the Company’s performance during 2007, 2008 and 2009 (the “Performance Cycle”) as measured against objective performance goals related to (1) new vehicle revenue growth, (2) used vehicle revenue growth, (3) finance and insurance revenue growth, (4) fixed operations gross profit and (5) earnings per share.  Each Performance Award sets forth a target number of shares to be granted to the award recipient assuming the performance goals are met at the target level.  The actual number of shares earned by an award recipient may range from 0 to180% of the target number of shares, depending upon achievement of the performance goals during the Performance Cycle.  As such, the number of shares of the Common Stock that may be issued as a result of the Performance Awards granted by the Company on February 22, 2007 may range from 0 to 358,200.

The settlement of the Performance Awards will be in shares of the Common Stock, except in the event of a change of control, in which case special provisions apply that may result in such Performance Awards being settled in acquiror securities or cash.  In addition, the award recipient will be entitled to receive an amount in cash equal to the value of the dividends that were paid on the Common Stock during the Performance Cycle (the “Dividend Equivalents”).  Such Dividend Equivalents will be retained by the Company and will be paid in cash if and when the shares are issued pursuant to the Performance Awards.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Form of Performance Share Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: February 28, 2007	By: /s/ Kenneth B. Gilman
Name: Kenneth B. Gilman
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Share Unit Award Agreement